UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 24, 2023

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b)-(c) On October 24, 2023, Teledyne Technologies Incorporated ("Teledyne") issued a press release announcing the executive promotions and management changes described below, each effective as of January 1, 2024. A copy of the press release is attached hereto as Exhibit 99.1.

1.Robert Mehrabian, currently Teledyne’s Chairman, President and Chief Executive Officer, will be named Executive Chairman.
2.Edwin Roks, currently Teledyne’s Executive Vice President, will become Teledyne’s Chief Executive Officer.
3.George C. Bobb III, currently Teledyne’s Executive Vice President, will become Teledyne’s President and Chief Operating Officer.
4.Melanie S. Cibik, currently Teledyne’s Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, will become Teledyne’s Executive Vice President, General Counsel, Chief Compliance Officer and Secretary.

Also on October 24, 2023, the Personnel and Compensation Committee of Teledyne’s Board of Directors (the “Committee”), with input from the Committee’s independent executive compensation consultant, took the following actions in respect of compensation for Named Executive Officers identified in Teledyne’s 2023 Proxy Statement:

(1) The Committee approved, and Teledyne subsequently entered into, the Eighth Amended and Restated Employment Agreement with Robert Mehrabian (the “Mehrabian Employment Agreement”).

The Mehrabian Employment Agreement provides that effective January 1, 2024, Teledyne will employ Dr. Mehrabian as Executive Chairman, with primary responsibility to manage the affairs of the Board and to manage and direct mergers and acquisition activities, strategic planning, technology, and margin expansion activities of Teledyne. The term of the Mehrabian Employment Agreement continues through December 31, 2026.

The Mehrabian Employment Agreement further provides for the following, among other things:
•Base Salary: Dr. Mehrabian’s base salary shall be $1,100,000 effective as of January 1, 2024, subject to future annual increases at the discretion of the Committee.
•Annual Incentive Plan (AIP): Dr. Mehrabian shall participate in the AIP with a target opportunity of 150% of base salary.
•Restricted Stock: Beginning in 2024, Dr. Mehrabian shall participate in the restricted stock award program with annual grants equal to 100% of base salary as of the date of the grant subject to meeting targets set forth in the restricted stock or restricted stock unit award.
•Performance Plan:  Dr. Mehrabian will participate in the Performance Plan at a target opportunity equal to 100% of base salary for Performance Plan awards starting with the award for the 2024-2026 performance period.
•With respect to options granted to Dr. Mehrabian beginning in 2024 and thereafter, if any, the Mehrabian Employment Agreement provides that Dr. Mehrabian’s stock option grants will have a fair value as of the grant date equal to at least 100% of base salary. The Mehrabian Employment Agreement provides that with respect to such stock options (i) in the event of Dr. Mehrabian’s separation of service for any reason other than death, outstanding stock options shall continue to vest and the right of Dr. Mehrabian to exercise vested stock options, when and as vested, shall continue and (ii) in the event of the death of Dr. Mehrabian, all outstanding options shall vest in full and the right of Dr. Mehrabian’s beneficiary to exercise the stock options shall terminate upon the expiration of twelve months from the date of Dr. Mehrabian’s death; provided that in no event may such stock options be exercised after the expiration of any applicable option period.

•Supplemental Pension Benefit: With respect to Dr. Mehrabian’s Non-Qualified Pension Benefit, which provides for payments supplemental to any accrued pension under Teledyne’s qualified pension plan equal to 50% of his base salary for ten years following Dr. Mehrabian’s retirement, the Mehrabian Employment Agreement provides that the base salary rates to be used for calculating the payments shall be the rates in effect for 2018 (which was $995,000). The Mehrabian Employment Agreement further provides that Teledyne will pay to Dr. Mehrabian (or his designee in the event of death) any unpaid amounts under the Non-Qualified Pension Benefit in a single lump sum payment within sixty (60) days following the date of Dr. Mehrabian’s death or disability. In addition, Dr. Mehrabian may request a payment under the Non-Qualified Pension Benefit in the event of an unforeseeable emergency as such term is defined under Section 409A of the Internal Revenue Code.
•Post-Retirement Medical Coverage: Commencing on Dr. Mehrabian’s separation from service (for any reason) and continuing for the longer to live of Dr. Mehrabian and his spouse, Dr. Mehrabian and his spouse shall be deemed participants in Teledyne’s medical benefit plan offered to all employees of Teledyne and be deemed to be eligible to receive the benefits under the medical plan. Dr. Mehrabian shall be charged for such deemed participation at a rate equal to the monthly rate the medical plan charges former participants and spouses eligible for continuation coverage under COBRA, plus the rate payable by the employer, as each such COBRA rate is adjusted from time to time.

A copy of the Mehrabian Employment Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

(2) Effective January 1, 2024, Dr. Roks’ annual base salary will increase to $900,000. Dr. Roks will also be eligible to participate in the 2024 AIP, the 2024-2026 restricted stock award program and the 2024-2026 performance plan, at a target opportunity for each award equal to 120% of his annual base salary, and will be eligible to receive stock options granted in 2024, if any, at a fair value as of the grant date equal to 120% of base salary.

(3) Effective January 1, 2024, Mr. Bobb’s annual base salary will increase to $640,000. Mr. Bobb will also be eligible to participate in the 2024 AIP, the 2024-2026 restricted stock award program and the 2024-2026 performance plan, at a target opportunity for each award equal to 100% of his annual base salary, and will be eligible to receive stock options granted in 2024, if any, at a fair value as of the grant date equal to 100% of base salary.

(4) Effective January 1, 2024, the annual base salary of Jason VanWees, Teledyne’s Vice Chairman, will increase to $575,000. Mr. VanWees will also be eligible to participate in the 2024 AIP, the 2024-2026 restricted stock award program and the 2024-2026 performance plan, at a target opportunity for each award equal to 100% of his annual base salary, and will be eligible to receive stock options granted in 2024, if any, at a fair value as of the grant date equal to 100% of base salary.

Also on October 24, 2023, the Committee, with input from the Committee’s independent executive compensation consultant, took the following actions in respect of compensation for Stephen F. Blackwood, who as previously reported will become Teledyne Senior Vice President and Chief Financial Officer effective December 1, 2023:

Effective as of December 1, 2023, Mr. Blackwood’s annual base salary will increase from $416,000 to $520,000 and his target opportunity for the 2023 AIP will increase from 60% to 80% (on a prorated basis). Mr. Blackwood will also be eligible to participate in the 2024 AIP, the 2024-2026 restricted stock award program and the 2024-2026 performance plan, at a target opportunity for each award equal to 80% of his annual base salary, and will be eligible to receive stock options granted in 2024, if any, at a fair value as of the grant date equal to 80% of base salary.

Item 8.01 Other Events

On October 24, 2023, the Board of Directors of Teledyne took actions to declassify Teledyne’s Board of Directors, subject to the approval of stockholders at the 2024 Annual Meeting. If the proposal is approved by stockholders, Class I directors elected at the 2024 Annual Meeting would be elected for a full three-year term ending in 2027, Class II directors would be elected at the 2025 Annual Meeting for a two-year term ending in 2027, Class III directors would be elected at the 2026 Annual Meeting for a one-year term ending in 2027 and all directors starting at the 2027 Annual Meeting and thereafter would be elected annually.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1	Eighth Amended and Restated Employment Agreement, dated as of October 24, 2023, by and between Teledyne Technologies Incorporated and Robert Mehrabian†
Exhibit 99.1	Press Release dated October 24, 2023
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

† Denotes management contract or compensatory plan or arrangement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: October 24, 2023

EXHIBIT INDEX
Description

Exhibit 10.1	Eighth Amended and Restated Employment Agreement, dated as of October 24, 2023, by and between Teledyne Technologies Incorporated and Robert Mehrabian†
Exhibit 99.2	Press Release dated October 24, 2023
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

† Denotes management contract or compensatory plan or arrangement.